德恒律师事务所 **Deheng Law Offices**

12/F, Tower B, Focus Place, No.19 Finance Street
Beijing, P.R. China 100033
中国 • 北京西城区金融街 **19** 号
富凯大厦 **B** 座 **12** 层 邮编: **100033**

Tel: (86) 010-66575888
Fax: (86) 010-65232181
Website: www.dehenglaw.com
E-mail: DeHeng@ dehenglaw.com

January 30, 2011

To: Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd.
Chengdong Street, Lanxi Town, Heilongjiang Province, PRC

We are qualified lawyers of the People's Republic of China (the "**PRC**", for the purpose of this legal opinion, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan) and are qualified to issue this legal opinion (the "**Opinion**") based on any and all laws, regulations, statutes, rules, decrees, notices, and supreme court's judicial interpretations currently in force and publicly available in the PRC as of the date hereof (the "**PRC Laws**").

We have acted as the PRC legal counsel for Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd. (the "**Company**") in connection with responding to the comments, insofar the PRC Laws are concerned, by United States Securities and Exchange Commission contained in the Staff letter, dated January 14, 2011, addressed to Zhao Chunfu with respect to the Registration Statement on Form F-1 filed on December 17, 2010 (the "**Registration Statement**") of China Linen Textile Industry, Ltd..

In arriving at the opinions expressed below, we have assumed without independent investigation or inquiry (collectively, the "**Assumptions**"):

i. All signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized to execute the same, all documents submitted to us ("**Documents**") as originals are authentic, and all Documents as certified or photostatic copies conform to the originals;

ii. Each of the parties to the Documents other than PRC companies is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation; each of them, other than PRC companies, has full power and authority to execute, deliver and perform its obligations under the Documents to which it is a party in accordance with the laws of its jurisdiction of organization;

iii. The Documents that were presented to us remain in full force and effect on the

date of this Opinion and have not been revoked, amended or supplemented;

iv. The laws of any country other than PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

v. All the government approval authorities mentioned in the Documents have the power, right or due authorization to approve the relevant matters on which it has delivered the approvals, permits, licenses or certificates, as the case may be;

vi. All the explanations and interpretations provided by the government officers, which duly reflect the official position of the relevant governmental authorities, and all factual statements, and all the information, explanations and interpretations provided by the Company, including but not limited to the statements set forth in the Documents, are complete, true and correct.

This Opinion is rendered on the basis of the PRC Laws effective as of the date hereof. There is no assurance that any of such laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect. We do not purport to be expert on and do not purport to be generally familiar with or qualified to express opinions based on any laws other than the PRC Laws and accordingly express or imply no opinion herein based upon any laws other than the PRC Laws.

Based on the foregoing, we are of the opinion that:

Nothing has come to our attention that causes us to believe, the disclosure on the PRC taxation laws and regulations in the Registration Statement and its amendment as of this Opinion, to the best of our knowledge after due inquiry, contains any untrue statement of a material fact or omits to state a material fact that is necessary to make the statements therein not misleading.

This Opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressed stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein.

This Opinion is given solely for the benefit of the persons to whom it is addressed. It may not, without our prior written consent, be relied upon by anyone else or used for any other purpose. We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement.

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Yours faithfully,

北京市德恒律师事务所
BEIJING DEHENG LAW OFFICE

Beijing DeHeng Law Office